Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Skechers U.S.A., Inc.

Manhattan Beach, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-218369) of Skechers U.S.A., Inc. of our reports dated February 28, 2023, relating to the consolidated financial statements and schedule, and the effectiveness of Skechers U.S.A., Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California

February 28, 2023